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                                                                   EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-56659) of our report dated July 2, 1998, except for Note 2 as to which the date is July 21, 1998, on our audits of the financial statements and financial statement schedule of GeoCities. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".

PricewaterhouseCoopers LLP
Woodland Hills, California

August 5, 1998